For period ending 3-31-98
File Number 811-4767



Item 77.O Transactions effected pursuant to Rule 10f-3.

         The following Rule 10f-3 transactions were effected by the Heritage Income-Growth Trust:


                                               Date                                   Securities
          Security:              Date Of     Offering     Purchase                     Acquired         Amount          Total
                                Purchase:   Commenced:     Price:     Commission:        From:        Purchased:      Offering:
1.   AMB Property Corporation   11/20/97     11/20/97       21.00        $0.83      Morgan Stanley   $  483,000     $336,000,000
2.   United Investors Realty     3/10/98      3/10/98       10.00        $0.40       Morgan Keegan   $  210,000     $  7,600,000
     Trust
3.   Grove Property Trust       11/18/97     11/18/97       10.88        $0.42       Smith Barney    $1,054,875     $ 48,937,500
